                                                                     EXHIBIT 4.2

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                       EMPIRE FINANCIAL HOLDING COMPANY

                                    WARRANT

Warrant No.  WSI-01              Dated:   ________, 2000

     Empire Financial Holding Company, a corporation organized and existing under the laws of the State of Florida (the "Company"), hereby certifies that, for value received, WACHOVIA SECURITIES, INC., IJL Financial Center, 201 N. Tryon Street, Charlotte, NC 28202, or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of 175,050 shares of Common Stock, par value $[ ] per share
              =======
(the "Common Stock"), of the Company (each such share, a "Warrant Share" and all
such shares, the "Warrant Shares") at an exercise price equal to $[   ] per
share (as adjusted from time to time as provided in Section 8, the "Exercise Price"), beginning at the date as specified in Section 3(a) and to and including ____________, 2005 (the "Expiration Date") subject to the following terms and conditions:

     1.  Registration of Warrant.  The Company shall register this Warrant, upon
         -----------------------
records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2.   Registration of Transfers and Exchanges.
          ---------------------------------------

          (a) The Company shall register a permitted transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

               (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

          3.   Exercise Event and Subsequent Duration Of Warrant, Cash or Net
               --------------------------------------------------------------
Exercise of Warrant and Redemption.
----------------------------------

               (a) This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M., New York time, at any time and from time to time on a date beginning one year after the date ("Effective Date") on which the Company closes on a firmly underwritten sale of shares of its Common Stock to the public under an effective registration statement on Form S-1 or its successor form (the "Initial Public Offering"), and ending on and including the Expiration Date. At 5:00 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

               (b) Cash Exercise. Subject to Sections 2(b), 6 and 11, upon surrender of this Warrant, with the Form of Election to Exercise and Purchase attached hereto duly completed and signed, to the Company at its office at 1385 West State Street Road 434, Longwood, Florida 32750, Attention: Chief Financial Officer, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, all as specified by the Holder in the Form of Election to Exercise and Purchase, the Company shall promptly (but in no event later than two Trading Days after receipt by the Company of this Warrant and the signed Election to Purchase) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

               Net Exercise. Upon any exercise of this Warrant, the Holder may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by paragraph 3(b) such number of shares of Common Stock otherwise issuable to such holder upon such exercise on a net basis. Such net basis shall be calculated by the formula of Fair Market Value less the Exercise Price divided by the Fair Market Value times the number of Warrant Shares so exercised. The difference between the Warrant Shares and the Net Issue Shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be the Net Issue Shares. In such calculations, rounding, if necessary, shall be in accordance with the methodology in 8(f) herein. Upon such a net exercise, the Company shall promptly (but in no event later than two Trading

Days after receipt by the Company of this Warrant and the signed Election to Purchase with such notice of Net Exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

               A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Exercise and Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) if exercised for cash, payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

               A "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National or Small Cap Markets or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq National or Small Cap Markets or any stock exchange or market, a day on which the Common Stock if traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Company's Common Stock is not listed or quoted as set forth in (a), (b) and (c) above, Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Florida generally are authorized or required by law or other government actions to close.

               (c) This Warrant shall be exercisable, either in its entirety or, in accordance with the terms herein and from time to time thereafter, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          4.   Registration Rights
               -------------------

               (a)  Piggyback Registration. During the period beginning on the
                    ----------------------
Effective Date and ending seven years thereafter, the Company may not file any registration statement with the Securities and Exchange Commission (the "SEC") (other than registration statements of the Company filed on Form S-8 or Form S-4, or successor forms, each as promulgated under the Securities Act of 1933, as amended (the "Act"), pursuant to which the Company is registering securities pursuant to a Company employee benefit plan or pursuant to a merger, acquisition or similar transaction including supplements thereto, but not additionally filed registration statements in respect of such securities) at any time when there is not an effective registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder, unless the Company provides the Holder with not less than 20 days notice to the Holder, notice of its intention to file such registration statement and provides the Holder the option to include any or all of the applicable Warrant Shares therein. The piggyback registration rights granted to the Holder pursuant to this Section shall continue until all of the Holder's Warrant Shares have been sold in accordance with an effective registration statement or upon the expiration of this Warrant. The Company will pay all registration expenses in connection therewith.

               (b)  Demand Registration. At any time commencing one year after
                    -------------------
the Effective Date, and expiring four years thereafter, the Holder shall have the additional right, exercisable by written notice to the Company, to have the Company prepare and file with the SEC, on one occasion, at the Company's expense, a registration statement and/or such other documents, including a prospectus, and/or any other appropriate disclosure document as may be reasonably necessary in the opinion of both counsel for the Company and counsel for the Holder, in order to comply with the provisions of the Act, so as to permit a public offering and sale of its Warrant Shares for nine consecutive months (or such longer period of time as permitted by the Act) by such Holder and any other Holders of any of the Warrant Shares who notify the Company within 20 days after receipt of notice from the Company of such request. A demand under this Section 4(b) (a "Demand Registration") shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the SEC and maintained continuously effective for a period of at least nine months or such shorter period when all Warrant Shares included therein have been sold in accordance with such Demand Registration.

               (c)  Additional Rights. In addition to the registration rights
                    -----------------
under Sections 4(a) and (b), at any time commencing one year after the Effective Date, and expiring four years thereafter, the Holder shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the SEC a registration statement or any other appropriate disclosure document so as to permit a public offering and sale for nine consecutive months (or such longer period of time as permitted by the Act) by any such Holder; provided, however, that the provisions of Section 4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder.

               (d)  Request for Registration. Any written request by the Holder
                    ------------------------
made pursuant to Section 4(b) shall:

                    (i) specify the number of Warrant Shares which the Holder intends to offer and sell and the minimum price at which the Holder intends to offer and sell such securities;

                    (ii) state the intention of the Holder to offer such securities for sale;

                    (iii) describe the intended method of distribution of such securities; and

                    (iv) contain an undertaking on the part of the Holder to provide all such information and materials concerning the Holder and take all such action as may be reasonably required to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of the registration statement.

          5.   Payment of Taxes. The Company will pay all documentary stamp
               ----------------
taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

          6.   Replacement of Warrant. If this Warrant is mutilated, lost,
               ----------------------
stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if reasonably satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

          7.   Reservation of Warrant Shares. The Company covenants that it will
               -----------------------------
at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

          8.   Certain Adjustments. The Exercise Price and number of Warrant
               -------------------
Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8. Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (a)  If the Company, at any time while this Warrant is outstanding,
(i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock (as defined below) or on any other class of capital stock (and not the Common Stock) payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or
(iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

          (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company in which the consideration therefor is equity or equity equivalent securities or any compulsory share exchange pursuant to which the Common Stock is converted into other securities or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this
Section 8(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

          (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") mutually selected in good faith by the holders of a majority in interest of the Warrants then outstanding and the Company. Any determination made by the Appraiser shall be final.

          (d) If, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock for a consideration per share less than the Exercise Price then in effect, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (rounded up to the nearest full cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price, and (B) the consideration, if any, received or receivable by the Company upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          (e) For the purposes of this Section 8, the following clauses shall also be applicable:

          (i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (f) All calculations under this Section 8 shall be rounded up to the nearest cent or the nearest whole share, as the case may be.

          (g)    If:

          (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

          (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 10 Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     9.   Payment of Exercise Price.  The Holder shall pay the Exercise Price in
          -------------------------
cash, in immediately available funds in the case of a Cash Exercise (see 3(b)) and shall pay the Exercise Price in foregone shares of fully-paid and non-assessable shares of Common Stock in the case of a Net Exercise (see 3(b)).

     10.  Fractional Shares.  The Company shall not be required to issue or
          -----------------
cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the nearest whole number.

     11.  Notices.  Any and all notices or other communications or deliveries
          -------
hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Section later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) upon receipt of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (1) if to the Company, to: 1385 West State Street Road 434, Longwood, Florida 32750, Attention: Chief Financial Officer, or to facsimile no. [ ] or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

     12.  Warrant Agent.
          -------------

          (a) The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

          (b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business can, at the Company's election, be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     13.  Miscellaneous.
          -------------

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

          (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

          (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina without regard to the principles of conflicts of law thereof.

          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.



                              EMPIRE FINANCIAL HOLDING COMPANY

                              By: __________________________
                              Name: ________________________
                              Title: _______________________

                   FORM OF ELECTION TO EXERCISE AND PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To [     ]:

     In accordance with the Warrant enclosed with this Form of Election to Exercise and Purchase, the undersigned hereby irrevocably elects to purchase
_____________ shares of Common Stock ("Common Stock"), par value $[   ] per
share, of [   ] and encloses herewith $________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Exercise and Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

     PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER


     (Please print name and address)


     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

     (Please print name and address)



Dated:              , _______.  Name of Holder:

     (Print)

     (By:)   (Name:)   (Title:) (Signature must conform in all respects to name
of holder as specified on the face of the Warrant)

     [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within
Warrant to purchase ____________ shares of Common Stock of [   ] to which the
within Warrant relates and appoints ________________ attorney to transfer said
right on the books of [   ] with full power of substitution in the premises.

Dated:  ___________________, ____


        ---------------------------------------
     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

        ---------------------------------------       Address of Transferee

        ---------------------------------------

        ---------------------------------------

In the presence of:

--------------------------